UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 9, 2008

(Date of Earliest Event Reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices)(Zip Code)

(650) 474-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On July 9, 2008, Threshold Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a select group of investors (the “Investors”), including Sutter Hill Ventures, HealthCare Ventures, LLC, Alta Partners and Three Arch Partners for the proposed sale (the “Offering”) of an aggregate of 53,823,530 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), for a purchase price equal to $0.34 per share. In connection with the proposed Offering, Investors will receive, for each share of Common Stock purchased, a warrant to purchase 0.4 shares of Common Stock (each, a “Warrant” and collectively, the “Warrants”). The Company anticipates raising gross proceeds of $18.3 million and issuing Warrants to purchase 21,529,413 shares of Common Stock (the “Warrant Shares”). Four members of the Company’s management team agreed to purchase 1,470,588 of the Shares. Net offering proceeds are expected to be approximately $17.0 million. Lazard Frères & Co. LLC served as lead placement agent and MTS Securities, LLC served as co-placement agent for the Offering.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Regulation D under the Act.

Pursuant to the Purchase Agreement, the Company agreed to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit the approval of its stockholders for the Offering (the “Stockholder Approval”). Stockholder Approval is required under the Nasdaq Marketplace Rules since the securities proposed to be sold in the offering represent more than 20% of the outstanding shares of Common Stock and are proposed to be sold in a private offering at a price below the book value of the Common Stock. The Company also agreed to file, no later than 30 days after the date that the Company obtains the Stockholder Approval, if at all, a registration statement with the SEC registering for resale the Shares and the Warrant Shares. In connection with the Offering, each Investor has been given the right, subject to certain conditions and exceptions, to purchase its pro rata share of any future offering by the Company of shares of capital stock of the Company or rights, options, or warrants to purchase shares of capital stock of the Company or securities of any type whatsoever that are, or may become, convertible into shares of capital stock of the Company on the terms and conditions of such offering until such time that the Company shall have issued equity securities for net proceeds of at least $25 million in a single transaction. Lastly, the Company agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling holder) incident to the Company’s obligations under the Purchase Agreement.

The Warrants will have a five-year term and an exercise price equal to $0.39 per Warrant Share. Subject to certain exceptions, in the event the Company issues additional securities at an effective price per share (the “Base Price”) that is less than the exercise price of the Warrants, the exercise price of the Warrants will be adjusted to be equal to the Base Price. The Warrants will also be subject to other standard anti-dilution provisions.

The Company anticipates that the Offering will close in the third quarter of 2008, subject to the Company obtaining the Stockholder Approval and other customary closing conditions. The Purchase Agreement shall terminate if the Stockholder Meeting does not occur within 90 days after the date of the Purchase Agreement or, if the Stockholder Approval is obtained, if the Offering does not close within 10 business days. If the Board of Directors elects not to close the Offering, subject to certain exceptions, the Company will be required to issue warrants to purchase a number of shares of Common Stock equal to 19.9% of the outstanding shares of Common Stock, as of the date hereof. Such warrants will be identical to the Warrants described herein except that the exercise price shall be equal to $0.34 per share.

The Company intends to use the proceeds of this financings to complete its ongoing Phase 1/2 clinical studies evaluating TH-302, its Hypoxia-Activated Prodrug (HAP) for the treatment of various solid tumors, to complete at least one additional Phase 1/2 clinical trial in a new indication, and to initiate at least one controlled Phase 2 clinical trial of TH-302 alone or in combination with chemotherapy, on preclinical activities related to another HAP clinical candidate, and for general corporate purposes, including working capital.

The securities sold and issued in connection with the Purchase Agreement have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or through an applicable exemption from the registration requirements.

The foregoing description of the Offering is only a summary and is qualified in its entirety by reference to the Purchase Agreement and the Form of Warrant, copies of which are filed as exhibits to this Current Report on Form 8-K.

Effective July 10, 2008, the Company entered into an amendment (the “Amendment”) to that certain Preferred Shares Rights Agreement, dated as of August 8, 2006, by and between the Company and Mellon Investor Services LLC (the “Rights Agreement”).

The Amendment amends the definitions of each of the following terms in the Rights Agreement: “Acquiring Person;” “Distribution Date;” “Share Acquisition Date;” and “Triggering Event.” Pursuant to the Amendment, no Investor shall become an Acquiring Person under the Rights Agreement, nor shall a Distribution Date, Share Acquisition Date or Triggering Event have been deemed to occur solely by virtue of (i) the approval, execution or delivery of the Purchase Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the sale of Securities pursuant to, and as defined in, the Securities Purchase Agreement, (iii) the acceptance for payment and purchase or tender of Shares pursuant to the Securities Purchase Agreement, (iv) the announcement of the Purchase Agreement or the Offering, (v) the sale of and conversion of the Warrant Shares, or (vi) the consummation of any other transaction contemplated by the Purchase Agreement. Accordingly, the Company can announce and consummate the offering without triggering the Rights Agreement.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

IMPORTANT ADDITIONAL INFORMATION

We intend to file with the SEC a proxy statement in connection with the Offering. Investors and the stockholders of our company are urged to read the proxy statement when it becomes available because it will contain important information about our company and the Offering. Investors and stockholders of our company may obtain free copies of the proxy statement when it becomes available at the SEC’s website at http://www.sec.gov, at our website at http:// www.thresholdpharm.com or by writing to Threshold Pharmaceuticals, Inc., 1300 Seaport Boulevard, Suite 500, Redwood City, California 94063, Attention: Investor Relations. Threshold Pharmaceuticals, Inc., its directors and certain of its affiliates may be deemed to be participants in the solicitation of proxies with respect to the Offering. A description of the interests of our officers, directors and such affiliates in our company is set forth in our proxy statement for our 2008 annual meeting of stockholders, filed with the SEC on April 18, 2008, and will be set forth in the proxy statement in connection with the Offering when it becomes available.

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the anticipated closing of Offering. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause us or the Investors to breach any of their respective representations and warranties under the Purchase Agreement, our failure to obtain the Stockholder Approval or the breach by any of the parties of the Purchase Agreement or their respective obligations thereunder. Additional risk factors are identified in our SEC filings, including the Forms 10-Q and 10-K and in other filings. We assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02 Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01 Other Events

On July 10, 2008, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Warrant.

4.2	Amendment to Preferred Shares Rights Agreement dated as of July 10, 2008 between Threshold Pharmaceuticals, Inc. and Mellon Investor Services LLC.

10.1	Form of Securities Purchase Agreement dated as of July 9, 2008, by and among Threshold Pharmaceuticals, Inc., and the purchasers named on the signature pages thereto.

99.1	Press Release of Threshold Pharmaceuticals, Inc. dated July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: July 14, 2008